EMPLOYMENT AGREEMENT


          AGREEMENT made as of the date written below by and between WEIRTON STEEL CORPORATION, a Delaware corporation, with its principal executive offices located at Three Springs Drive, Weirton, WV 26062 (hereinafter called the "Corporation") and the individual employee whose name and address appear on the signature page hereto (hereinafter called "Employee"),

                         WITNESSETH:

          WHEREAS, the Corporation acknowledges and recognizes the value of Employee's services, wishes to make him more secure in his position and deems it necessary and desirable to provide benefits in the event of Employee's involuntary termination, all as set forth herein; and

          WHEREAS, both Employee and the Corporation desire to embody the terms and conditions of Employee's termination benefits in a written agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          First:   Term and Duties:  The term of this Agreement
shall commence on the date hereof and shall continue until terminated in accordance with Paragraph Second. During the term hereof, Employee shall serve as a full-time, salaried employee of the Corporation subject to the control of the Board of Directors and the proper officers of the Corporation. Employee's position, salary, and other benefits shall be as agreed upon from time to time between Employee and the Corporation.

          Second: Eligibility for Termination Benefits: If Employee's employment with the Corporation is terminated without cause and with out Employee's approval during the term of this Agreement, Employee shall be entitled, subject to the terms and conditions hereof, to receive severance benefits hereunder as determined in accordance with Paragraph Third, provided Employee, if requested remains in the employment of the Corporation for a period not exceeding 60 days following receipt of a written notice of such termination.

          Third:  Amount and Duration of Termination Benefits:
Upon Employee's actual termination of employment on any date in accordance with Paragraph Second (the "Termination Date"): (i) Employee shall continue to be compensated at a rate equal to Employee's base salary (excluding vacation or special pay) in effect at the Termination Date for a period of one year thereafter; and (ii) the Corporation shall continue to provide coverage for Employee and applicable dependents under all benefit plans of the Corporation providing life insurance or health, disability, hospitalization and major medical insurance at such levels as are not less than those in effect at the Termination Date for a period of one year thereafter. For all other purposes, Employee's employment shall terminate on the Termination Date. Any income earned by Employee after the Termination Date from employment, or otherwise from a trade or business, shall reduce on a dollar-for-dollar basis the compensation payable pursuant to clause (i) of this Paragraph, regardless of whether such income is earned in violation of Paragraph Fourth. Employee shall report all such other income to the Corporation.

          Fourth: Confidentiality and Non-Competition: Employee shall not, during the term hereof or subsequent to the Termination date, divulge, furnish or make accessible to anyone (otherwise than as consented to by the Corporation) any knowledge or information, techniques, plans, trade or business secrets or confidential information relating to the business of the Corporation or with respect to any other confidential or secret aspect of the business of the Corporation, nor shall Employee make any use of the same for his own purposes or for the benefit of anyone under any circumstances; provided that, after the Termination Date, these restrictions shall not apply to such knowledge, techniques, plans, trade or business secrets or confidential information which is then in or subsequently becomes part of, the public domain, except because of disclosure by Employee without the Corporation's consent.

          Except with the consent of the Corporation and provided the Corporation is making the payments required under Paragraph Third (unless not required because of the set off provisions of such paragraph), for a period of one year after the Termination Date, Employee shall not engage in any business (whether as an officer, director, owner, employee, partner or other direct or indirect participant and except for and to the extent of any business engaged in by Employee at the Termination Date and consented to by the Corporation) competing with any portion of the steel business in which the Corporation is actively engaged in the United States as of the Termination Date. For such period, Employee also shall not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Corporation and any customer, supplier, lessor, lessee or employee of the Corporation.

          It is the desire of the parties that the provisions of this Paragraph be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of this Paragraph be adjudicated as invalid or unenforceable, this Paragraph shall be deemed amended to delete therefrom such portion so adjudicated, such deletion to apply only with respect to the operation of this Paragraph in the particular jurisdiction so adjudicating. If there is a breach or threatened breach of this Paragraph by Employee, the Corporation shall be entitled to an injunction restraining Employee from such breach, but nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for such breach or threatened breach.

          Fifth: Disability: If Employee is unable to render full-time services to the Corporation of the character required to perform the duties of his employment with the Corporation with reasonable efficiency for a period of six consecutive months, commencing after the date hereof, by reason of illness, disability or incapacity and the Corporation terminates Employee's employment thereafter, Employee shall not be entitled to any severance benefits hereunder; provided, that this Paragraph shall not apply in any case where Employee, upon such termination, would not qualify under any program of long-term disability benefits provided by the Corporation.

          Sixth: Waiver of Breach: A waiver by the Corporation or Employee if a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

          Seventh: Entire Agreement: This Agreement contains the entire understanding and agreement between the parties and cannot be amended, modified or supplemented in any respect, except by an agreement in writing signed by the party against whom enforcement of any amendment, modification or supplement is sought.

          Eighth: Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns including, without limitation, any corporation or other entity which may acquire all or substantially all of the capital stock, assets and/or business of the Corporation or with or into which the Corporation may be consolidated or merged, and Employee, his heirs, executors, administrators and legal representatives.

          Ninth: Governing Law: This Agreement shall be governed by the laws of the State of West Virginia.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day written below.


                         WEIRTON STEEL CORPORATION
DATED:  April 21, 1987                 By:  /s/Robert L. Loughhead
                                            Robert L. Loughhead
                                            Chairman, President
                                            & CEO

                          EMPLOYEE

                                       Name:  /s/Thomas W. Evans
                                              Thomas W. Evans
                                       Address:
                                              7732 Silverfox
                                            Drive
                                              Boardman, Ohio
                                            44512


RETIREMENT BENEFIT AGREEMENT

          The Weirton Steel Corporation and Thomas W. Evans, hereinafter referred to as Employee, herewith enter into an agreement which provides that if Employee remains actively employed with the Weirton Steel Corporation for a total of ten (10) YEARS, Employee will thereafter be credited with an additional seven (7) years of service for pension benefit purposes. Actual service worked and credited under the qualified pension plan will determine eligibility and benefits to be paid from the assets of the plan. Benefits, hereinafter referred to as excess benefits, payable as a result of the additional seven years of service will be computed in accordance with the provisions of the qualified plan then in effect. It should be understood, however, that such excess benefits, which will commence when benefits are payable under the qualified plan, will be paid from assets outside the qualified pension fund. Further, such excess benefits shall be paid on a life annuity basis and no survivor option or survivor benefits will apply.

          Agreed to this date



         /s/ Thomas W. Evans             3/20/86
         Employee                        Date

        /s/ R.L. Loughhead               3/26/86
        For the Weirton Steel Corporation  Date


       /s/ Richard F. Schubert           6/25/87
       Chairman-Compensation Committee     Date